Exhibit 99.1

Climb Global Solutions Reports Record Third Quarter 2026 Results

Financial Metric	Q3 2026 Performance vs. Same Year-Ago Quarter
Net Sales	Up 37% to $220.3 million
Gross Billings	Up 40% to $706.4 million
Net Income	Up 69% to $7.9 million
Diluted Earnings per Share	$0.43, up from $0.25
Adjusted EBITDA	Up 35% to $14.7 million

EATONTOWN, N.J., October 28, 2026 – Climb Global Solutions, Inc. (NASDAQ: CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the third quarter ended September 30, 2026.

Third Quarter 2026 Summary vs. Same Year-Ago Quarter

●	Climb reports record results across certain key financial metrics including net sales, gross billings (a key operational metric defined below), gross profit and net income.
●	Net sales increased 37% to $220.3 million.
●	Gross billings increased 40% to $706.4 million. Distribution segment gross billings increased 41% to $680.5 million, and Solutions segment gross billings increased 14% to $25.9 million.
●	Net income increased 69% to $7.9 million or $0.43 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 34% to $8.0 million or $0.43 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 35% to $14.7 million.

Management Commentary

“We delivered record results across certain key financial metrics in Q3, driven by strong momentum across our vendor portfolio, continued execution against our strategic priorities and contributions from our acquisition of interworks.cloud (“Interworks”) earlier this year,” said CEO Dale Foster. “Our focused line card is central to our performance as 19 of our top 20 vendors generated sequential growth during the quarter. We are also seeing meaningful progress across several newer relationships, including Fortinet and Darktrace, underscoring our ability to identify and develop high-impact partners. As we expand these relationships and grow our vendor portfolio, we are making strategic investments in technology and automation to support greater scale, efficiency and operating leverage across our global platform.”

“Subsequent to quarter end, we expanded our European presence through the acquisition of NeoVAD, bolstering our position in France with a highly complementary team, reseller network and vendor portfolio. The transaction builds on our investments across Europe and creates additional opportunities to deepen key vendor relationships, broaden the solutions available to our channel partners and leverage our existing infrastructure across the region. We believe NeoVAD is an excellent strategic fit and another important step in building greater scale and capabilities across our European operations.”

“Looking ahead, we remain focused on identifying emerging technologies that can strengthen our line card and support continued organic growth. We will also evaluate accretive acquisition opportunities that fit Climb’s culture and high-touch model, with Europe as a key area of focus. We believe our strong balance sheet, coupled with our proven track record of execution, will enable us to close out 2026 on a strong note and deliver another year of record performance.”

Third Quarter 2026 Financial Results

Net sales in the third quarter of 2026 increased 37% to $220.3 million, compared to $161.3 million for the same period in 2025. This reflects strong double-digit organic growth from new and existing vendors. In addition, gross billings in the third quarter of 2026 increased 40% to $706.4 million, compared to $504.6 million in the year-ago period.

Gross profit in the third quarter of 2026 increased 28% to $33.0 million, compared to $25.7 million for the same period in 2025. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from Interworks.

Selling, general, and administrative (“SG&A”) expenses in the third quarter of 2026 were $20.9 million, compared to $16.2 million in the year-ago period. The increase was primarily attributable to SG&A associated with Interworks and variable sales compensation attributed to the growth in organic gross profit. SG&A in Q3 2026 was also impacted by investments in IT infrastructure and automation initiatives designed to improve operating efficiencies. SG&A as a percentage of gross billings decreased to 3.0% for the third quarter of 2026 compared to 3.2% in the year-ago period.

Net income in the third quarter of 2026 increased 69% to $7.9 million or $0.43 per diluted share, compared to $4.7 million or $0.25 per diluted share in the prior year period. Adjusted net income increased 34% to $8.0 million or $0.43 per diluted share, compared to $6.0 million or $0.33 per diluted share for the year-ago period.

Adjusted EBITDA in the third quarter of 2026 increased 35% to $14.7 million compared to $10.9 million in the same period in 2025. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 230 basis points to 44.6%, compared to 42.3% for the same period in 2025.

On September 30, 2026, cash and cash equivalents were $66.9 million, compared to $36.6 million on December 31, 2025. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had no outstanding debt on September 30, 2026, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, October 29, 2026, at 8:30 a.m. Eastern time to discuss its results for the third quarter ended September 30, 2026.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, October 29, 2026
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 267-6316

International dial-in number: (203) 518-9783

Conference ID: CLIMB

Webcast: Climb’s Q3 2026 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income, adjusted EBITDA and effective margin, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as “looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of strategic acquisitions on our business, our expectations regarding continued organic growth, expansion of vendor relationships, investments in technology and automation, anticipated operating efficiencies and operating leverage, and our ability to achieve record annual financial results, and the Company’s capital allocation objectives. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisitions of NeoVAD and Interworks, including our ability to successfully integrate the acquired businesses, retain key personnel and vendor relationships, and achieve anticipated operational and financial benefits; our ability to sustain organic growth; identify, finance, complete and integrate acquisitions on acceptable terms; realize anticipated benefits and synergies; manage changes in product mix and gross margins; and execute planned investments in systems, personnel and infrastructure; the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, contribution of key vendor relationships and support programs, inflation, import and export tariffs, the successful integration of artificial intelligence tools, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein speak only as of the date of this release and are subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$66,949	$36,563
Accounts receivable, net of allowance for expected credit losses of $671 and $669, respectively	342,138	324,345
Inventory, net	3,907	2,502
Prepaid expenses and other current assets	13,839	10,825
Total current assets	426,833	374,235

Equipment and leasehold improvements, net	13,990	13,339
Goodwill	41,930	36,838
Other intangibles, net	32,932	32,228
Right-of-use assets, net	1,692	1,717
Accounts receivable, net of current portion	441	1,233
Other assets	424	510
Deferred income tax assets	167	133
Total assets	$518,409	$460,233
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$323,155	$309,670
Accrued expenses and other current liabilities	51,422	26,835
Lease liability, current portion	651	791
Term loan, current portion	—	191
Total current liabilities	375,228	337,487

Lease liability, net of current portion	1,211	1,216
Deferred income tax liabilities	5,378	4,923
Other non-current liabilities	2,469	28
Total liabilities	384,286	343,654

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 40,000,000 shares authorized; 21,138,000 shares issued: 18,657,963 and 18,442,472 shares outstanding, respectively	211	53
Additional paid-in capital	45,449	42,338
Treasury stock, at cost, 2,480,037 and 2,695,528 shares, respectively	(15,450)	(14,909)
Retained earnings	103,830	87,039
Accumulated other comprehensive income	83	2,058
Total stockholders’ equity	134,123	116,579
Total liabilities and stockholders' equity	$518,409	$460,233

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2026	2025	2026	2025

Net sales	$576,890	$458,671	$220,306	$161,343

Cost of sales	487,224	383,234	187,296	135,610

Gross profit	89,666	75,437	33,010	25,733

Selling, general, and administrative expenses	61,874	49,339	20,872	16,226
Depreciation and amortization expense	6,131	5,696	2,068	1,976
Acquisition related costs	437	733	118	594
Total selling, general and administrative expenses	68,442	55,768	23,058	18,796

Income from operations	21,224	19,669	9,952	6,937

Interest, net	834	562	416	224
Foreign currency transaction gain (loss)	522	(566)	498	2
Change in fair value of acquisition contingent consideration	—	(1,374)	—	(860)
Income before provision for income taxes	22,580	18,291	10,866	6,303
Provision for income taxes	5,790	3,945	2,929	1,607

Net income	$16,790	$14,346	$7,937	$4,696

Income per common share-Basic	$0.90	$0.78	$0.43	$0.25
Income per common share-Diluted	$0.90	$0.78	$0.43	$0.25

Weighted average common shares outstanding — Basic	18,279	18,072	18,323	18,144
Weighted average common shares outstanding — Diluted	18,279	18,072	18,323	18,144

Dividends paid per common share	$—	$0.13	$—	$0.04

Note: Share and per-share information presented in this release has been retrospectively adjusted to reflect the four-for-one stock split completed on March 20, 2026.

Reconciliation of GAAP and Non-GAAP Financial Measures and Key Operational Metrics (unaudited)

(Amounts in thousands, except per share data)

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2026	2025	2026	2025

Net income	$16,790	$14,346	$7,937	$4,696
Provision for income taxes	5,790	3,945	2,929	1,607
Depreciation and amortization	6,131	5,696	2,068	1,976
Interest expense	253	226	68	67
EBITDA	28,964	24,213	13,002	8,346
Share-based compensation	4,538	3,574	1,609	1,078
Acquisition related costs	437	733	118	594
Change in fair value of acquisition contingent consideration	—	1,374	—	860
Adjusted EBITDA	$33,939	$29,894	$14,729	$10,878

Gross profit	$89,666	$75,437	$33,010	$25,733
Net income %	18.7%	19.0%	24.0%	18.2%
Effective margin % - Adjusted EBITDA	37.9%	39.6%	44.6%	42.3%

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
Components of interest, net	2026	2025	2026	2025

Amortization of discount on accounts receivable with extended payment terms	$(58)	$(34)	$(19)	$(10)
Interest income	(1,029)	(754)	(465)	(281)
Interest expense	253	226	68	67
Interest, net	$(834)	$(562)	$(416)	$(224)

(1)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest expense, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Management uses effective margin to assess the proportion of gross profit converted into adjusted EBITDA. We believe this ratio assists investors in comparing operating performance across periods with different revenue and product mixes. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

Net income	$16,790	$14,346	$7,937	$4,696
Acquisition related costs, net of income taxes	328	550	89	446
Change in fair value of acquisition contingent consideration	—	1,374	—	860
Adjusted net income	$17,118	$16,270	$8,026	$6,002

Adjusted net income per common share - diluted	$0.92	$0.89	$0.43	$0.33

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjusted net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Nine months ended		Three months ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

Distribution gross billings	$1,764,295	$1,412,503	$680,498	$481,884
Solutions gross billings	72,167	67,247	25,876	22,716
Total gross billings	$1,836,462	$1,479,750	$706,374	$504,600

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.